Exhibit 10.25

Third Amendment to

Consulting Agreement

This Third Amendment to Consulting Agreement (this “Third Amendment”), made this 31st day of August, 2022 (the “Effective Date”), is entered into by Perfect Moment Asia Ltd., a Hong Kong company (“Perfect Moment Asia”), Perfect Moment Ltd., a Delaware corporation (“Perfect Moment DE”), and Lucius Partners LLC, a Delaware limited liability company (the “Consultant”).

WHEREAS, Perfect Moment Asia and the Consultant entered into that certain Consulting Agreement dated March 11, 2021, as amended by the Amendment thereto dated January 28, 2022, and the Second Amendment thereto dated March 21, 2022 (as so amended, the “Consulting Agreement”) (capitalized terms used herein, and not otherwise defined, shall have the respective meanings ascribed to them in Consulting Agreement); and

WHEREAS, the parties desire to further amend the Consulting Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. Amendments to Consulting Agreement. Effective as of the Effective Date :

1.1 Clause (b) of Section 2 of the Consulting Agreement is hereby amended to replace “the date that is the earlier of (a) August 31, 2022, or (b) six (6) months after the submission by Perfect Moment Ltd. with the Commission of the IPO S-1 (the “Extension Date”)” with “March 31, 2024 (the “Extension Date”).”

1.2 Clause (a)(i)(A) of Section 13.2 of the Consulting Agreement is hereby amended to replace “August 31, 2022” with “March 31, 2024.”

1.3 Clause (b)(i)(A) of Section 13.2 of the Consulting Agreement is hereby amended to replace “August 31, 2022” with “March 31, 2024.”

The Consulting Agreement, as heretofore and hereby amended, is hereby in all respects ratified and confirmed.

2. Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.

3. Miscellaneous. This Third Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such e-mail of an executed signature page such as a .pdf signature page were an original thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PERFECT MOMENT LTD.

By:	/s/ Mark Buckley
Name:	Mark Buckley
Title:	CEO

PERFECT MOMENT ASIA LTD.

By:	/s/ Max Gottschalk
	Name:	Max Gottschalk
	Title:	Chairman

LUCIUS PARTNERS LLC

By:	/s/ Matthew D Eitner
	Name:	Matthew D Eitner
	Title:	Managing Director

[Signature Page to 3rd Amendment to Lucius Partners Consulting Agreement]